                                                              EXHIBIT 10.27

                         NORTH POINTE INSURANCE COMPANY
                        MANAGING GENERAL AGENCY AGREEMENT

      THIS AGREEMENT is made on February 3, 2004 between NORTH POINTE INSURANCE COMPANY, a Michigan insurance corporation, of 28819 Franklin Road, Southfield, MI 48034 ("Company") and SOUTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation, of 10199 Southside Blvd., Suite 200, Jacksonville, FL 32256-0757 ("South Pointe").

      In consideration of the terms of this document and any Addenda to this document (collectively, "Agreement"), and pursuant to South Pointe's request that the Company's underwriting facilities be made available to South Pointe for the placement of insurance in FLORIDA, the parties agree:

APPOINTMENT AND AUTHORITY

      1. The Company appoints South Pointe as its managing general agent in the state(s) named above, granting it authority and the power to solicit, receive, accept, bind, decline, countersign, and endorse insurance on those lines of insurance and classes of risk identified on the attached Commission Addendum, collect premiums, and generally with all powers and authority necessary to conduct a managing general agency for the Company. South Pointe will not delegate this authority to any other person without the Company's express written authorization. This appointment is not exclusive and the Company may appoint general agents and retail agents in the same state(s).

      2. The policies solicited by South Pointe or its sub-agents and written by the Company in these lines are referred to in this Agreement as the "Policies." The primary insured under a Policy is a "Policyholder."

      3. South Pointe will act on the Company's behalf only pursuant to the authority that this Agreement grants and the underwriting guidelines (including rules, regulations and rate manuals) and other written directives that the Company furnishes to South Pointe. The Company may amend these guidelines and directives at any time.

      4. South Pointe may market the Company's insurance products both directly to potential Policyholders and through sub-agents, who will be deemed agents of South Pointe for purposes of carrying out this Agreement's terms. The Company retains the right to pre-qualify any such sub-agents.

      5. The Company grants South Pointe the authority to bind commercial risks.

      6.    South Pointe is authorized to adjust, compromise and settle claims.

ACCEPTANCE OF APPOINTMENT

      7. South Pointe accepts this appointment, agreeing to perform faithfully its duties to the best of its knowledge, skill, and judgment.


COMMISSIONS

      8. The Company will pay South Pointe commissions in accordance with the attached Commission Addendum ("Commissions"). The commissions fully compensate South Pointe for its services under this Agreement.

      9. During this Agreement's term and after its cancellation, South Pointe will refund to the Company unearned Commissions caused by Policy cancellations or reductions at the same rate at which the Commissions were retained by or paid to South Pointe. South Pointe will pay any such refund within 10 days after the Company's written notice to South Pointe.

      10. The Company may revise this Agreement's Commission rates by giving not less than 60 days written notice to South Pointe. Such a change shall not effect Commissions on premiums written before the effective date stated in the written notice.

      11. Uncollectible premiums arising from additional amounts due on particular Policies as a result of adjustable exposures or audits may be turned back to the Company for direct collection and South Pointe shall not be responsible for such premium provided:

            (a) South Pointe has made every reasonable effort to obtain and retain an adequate deposit premium; and

            (b) South Pointe has billed for and made at least three attempts (including original billing) to collect the additional premium; and

            (c) South Pointe notifies the Company not less than 45 days and no more than 60 days after the month in which South Pointe issued the audit endorsement and provides to the Company proof of its three attempts to collect along with proof of two attempts by its subproducer to collect the additional premium due.

      12. No Commission will be paid on items turned over to the Company for collection, unless subsequently collected by South Pointe.

PREMIUMS AND ACCOUNTING

      13. South Pointe guarantees payment of all monies due to the Company on Policies written under this Agreement, whether or not collected by South Pointe. The Company must specifically authorize in writing any flat cancellations of policies or coverage bound or issued.

      14. The Policies will be billed under the terms of the Company Billed Policies Addendum signed by the parties.

      15. Any premiums, taxes and fees collected by South Pointe on the Policies notwithstanding the terms of the Company Billed Policies Addendum are the Company's property, and will be held by South Pointe in a fiduciary capacity in trust for Company until delivered to the Company. The keeping of an account with South Pointe on Company's behalf, as a creditor and debtor account, is declared a record memorandum of business transacted, and neither such keeping of account nor alteration in commission amount, nor failure to enforce prompt remittance, compromise, settlement, declaration of balance of account nor suspension or cancellation of this South Pointe Agreement shall be held to waive assertion of the fiduciary relationship as to premiums collected by South Pointe. South Pointe will retain the income from any such funds it holds in trust for the Company. The right of South Pointe or any other person to receive Commissions shall at all times be subordinate to the Company's right to offset or apply Commissions, including Profit Sharing Commissions (as may be defined in any Profit Sharing / Contingency Commission Addendum attached to this Agreement), against any indebtedness of South Pointe to the Company. This right of offset shall also apply against any liability incurred by the Company to any person by reason of any negligent or unauthorized acts committed by South Pointe.

      16. South Pointe will maintain a complete record of all transactions involving the Company and the Policyholders, including records of all Policies, endorsements and modifications issued by the Company, billing and accounting transactions and notices of all claims or occurrences representing potential claims. These accounting and underwriting records will be subject to inspection or audit by the Company at any reasonable time during this Agreement's term and for 3 years after its termination.

      17. The Company's policy on checks returned for non-sufficient funds ("NSF") is:

            (a) If a Policyholder makes a down payment on a renewal policy with an NSF check, the Company will flat cancel the Policy. If a Policyholder makes an installment payment on a Policy in effect with an NSF check, the Company will cancel the Policy at the date of earned equity.

            (b) If South Pointe makes a down payment or an installment payment on a Policy in effect with an NSF check, the Company will re-deposit the check one time. If the check is returned a second time, the Company will flat cancel the Policy if the check was for a down payment and cancel at the date of the earned equity if the check was for an installment premium. Further, if South Pointe makes a payment to the Company with an NSF check, its authority under this Agreement will be suspended until the Company is reimbursed the amount of the NSF check plus any related bank charges.

            (c) If a Policyholder makes a premium or other payment on a Policy to South Pointe by an NSF check and South Pointe has sent an agency check to the Company on that Policy, South Pointe must notify the Company about the NSF check in writing within 30 days of the Policy's effective date and send the Company a copy of both sides of the NSF. When the Company receives the notice and the check copy, the Company will flat cancel the Policy if the check was for a down payment and cancel at the date of the earned equity if the check was for an installment premium. South Pointe must deliver both a timely notice and the check copy in order to be reimbursed from the return premium.

INDEPENDENT CONTRACTOR STATUS

      18. The parties' intent as stated in this Agreement is best served when South Pointe is an independent contractor for all purposes. As an independent contractor, South Pointe has the right to exercise independent judgment as to time, place and manner of soliciting insurance applications, servicing Policyholders, and otherwise carrying out this Agreement's provisions. Furthermore, South Pointe will pay all expenses in connection with its South Pointe and has no authority to incur any indebtedness on behalf of Company.

      19. This agency appointment is not exclusive. South Pointe is an independent insurance agency. South Pointe may represent other insurance companies and the Company may appoint other insurance agents.

NOTIFICATION TO THE COMPANY

      20. South Pointe will forward to the Company copies of all binders, policies, certificates, renewals and endorsements issued by South Pointe, and will otherwise notify Company of all liability accepted within 10 days following the effective date of the liability or change.

      21. Any risk that South Pointe submits to the Company for approval because South Pointe does not have the authority to bind or quote that risk by this Agreement or the Company's Underwriting Guide or underwriting program, and which the Company approves for quote, must be reported to the Company the same day that South Pointe binds that risk.

      22. South Pointe will report to the Company all actual and potential claims on a Policy. This report will be made in writing no later than the end of the business day following the day that South Pointe receives notice of the claim, regardless of how the notice is obtained or received. South Pointe will forward to the Company immediately all proofs of loss, notice-of-claim letters, summons and complaint and other legal papers or documents relating to such a claim.

OWNERSHIP OF EXPIRATIONS

      23. If, upon cancellation of this Agreement, South Pointe has promptly accounted for and paid to the Company all premiums and other monies and securities collected or held for or on behalf of Company for which South Pointe may be liable, and South Pointe is not otherwise in default of this Agreement, then the records of South Pointe and the use and control of expirations shall remain the property of South Pointe. Otherwise, the right and title to the records and the use and control of ownership of expirations shall be vested in the Company for sale, use or disposal as it deems fit to reduce the amount of indebtedness. To this end, South Pointe grants the Company a security interest in the Policies' expirations.

      24. Regardless of who owns control of the expirations, the parties recognize that the Policyholder, who pays the premium, ultimately decides who services and underwrites their insurance. Therefore, despite the language regarding the property rights and the expiration dates of Policies, the decision of the Policyholder reflects the ultimate proprietary interest of expirations.

TERMINATION AND SUSPENSION

      25. This Agreement will terminate if at least one of the following occurs:

            (a) The Company ceases to write insurance in the state(s) identified in the preamble.

            (b) A party gives 60 days' advance written notice to the other, without assigning cause.

            (c) Automatically if any public authority cancels, suspends or declines to renew South Pointe's license or Certificate of Authority, written notice of which South Pointe must give to the Company by the end of the business day following the date of the act in question.

            (d) Automatically on the effective date of sale, transfer, or merger of South Pointe's business, unless the Company has agreed to appoint the successor as its general agent as provided in this Agreement.

            (e) Automatically upon attachment of South Pointe's business, records or accounts pursuant to any order of court or regulatory official.

            (f) Automatically if any federal or state insolvency proceeding is started by or against either party, which proceeding is not dismissed within 30 days of its filing.

            (g) Immediately upon either party giving written notice to the other in the event of abandonment, fraud, or gross and willful misconduct on the part of such other party.

            (h) Upon South Pointe's default in its payment or performance obligations under this Agreement, in which case the Company may immediately terminate this Agreement without notice and be relieved of any further obligation to the South Pointe.

      26. On the occurrence of Items (c) through (h), the Company has the option of immediately suspending all or any part of the authority given to South Pointe under this Agreement, instead of terminating the Agreement. The Company will notify General Agent of any such suspension in writing. General Agent's authority under this Agreement then will be subject to the terms of the notice of suspension. The decision to suspend rather than terminate this Agreement is in the Company's sole discretion. The right to exercise this alternative does not affect the Company's right to terminate this Agreement. Suspension is not a pre-requisite for termination.

      27. Any unused policies, certificates, endorsements or binders, and other unused supplied containing the Company's name and/or logo trademark, shall remain the Company's property and shall be accounted for and surrendered by South Pointe to Company on demand.

SOUTH POINTE'S OBLIGATIONS AFTER TERMINATION

      28. If upon this Agreement's termination, South Pointe is entitled to the ownership, use and control of expirations, the Company at South Pointe's election will continue outstanding insurance in force until the normal expirations of such insurance subject to the following:

            (a) The Company reserves all of its rights to cancel Policies continued in force for non-payment of premium or for underwriting reasons.

            (b) South Pointe shall continue to service the outstanding Policies, process non-renewal notices and endorse the Policies.

            (c) With respect only to the servicing of Policies continued in force after the termination of this Agreement, South Pointe shall continue to be the Company's recognized representative, subject to all of this Agreement's provisions, except that South Pointe shall not, without the Company's prior approval, increase or extend the term or condition of any Policies.

            (d) All premiums are promptly accounted for and paid to the Company by South Pointe.

            (e) The Policyholder has the ultimate right to decide who writes their insurance.

INDEMNIFICATION

      29. The Company will indemnify South Pointe against liability, including the cost of defense and settlements, imposed by law for damages sustained by Policyholders and caused by the Company's acts or omissions, provided South Pointe has not caused or contributed to such liability by any act or omission. South Pointe will notify the Company promptly of any claim or suit against South Pointe and cooperate and participate with Company in any investigation, settlement or defense of the claim or suit.

      30. South Pointe will indemnify the Company for any damages resulting directly or indirectly from South Pointe's negligence, acts or omissions, any violations of any insurance law or insurance department regulation and/or breach of South Pointe's obligations under this Agreement. The Company will notify South Pointe promptly of any claim or suit against the Company and cooperate and participate with South Pointe in any investigation, settlement or defense of the claim or suit.

      31. South Pointe will maintain the following kinds of insurance in at least the amount indicated and provide proof of such coverage upon request by the Company:

Comprehensive General Liability     $500,000/occurrence
Professional Errors and Omissions   $1,000,000/each claim and in the aggregate

GENERAL PROVISIONS

      32. The Company shall not be responsible for expenses incurred by South Pointe, whether on South Pointe or the Company's behalf, unless previously authorized by the Company in writing.

      33. If there is a conflict between this document and any Addendum to this document, the Addendum will govern.

      34. Where local usage or insurance law uses terms such as "producer" or "broker" instead of "agent" this Agreement is to be read so as to substitute the local usage term without other change in the express or implied meaning of its terms.

      35. South Pointe shall not broadcast, publish or distribute any advertising materials or other matters, including marks or logos, referring to the Company or to the Company's Policies or contracts of insurance, without first securing written approval from an officer of the Company.

      36. The Company alone may revise this Agreement after it gives South Pointe no less than 60 days advance written notice describing the revision and its effective date. In the interest of proper recordation, but not as a condition to the effectiveness of the revision, the parties will confirm in writing and sign any revision of the Agreement.

      37. The Company may immediately discontinue any product line described in this Agreement without liability to South Pointe. The discontinuance of any product line will not by itself result in a termination or suspension of this Agreement.

      38. Upon suspension of South Pointe's authority or termination of this Agreement, the Company may, at its sole discretion, seek to collect premiums directly from any producing agency or from the insured.

      39. South Pointe will notify the Company in writing of its intent to sell, merge or otherwise transfer all or part ownership of its insurance agency or its interest in the Policy expirations. This notice will be given as soon as practicable but not less than 30 days prior to the effective date of any such proposed transaction. At its sole discretion, the Company may assign this Agreement to the successor, enter into a new Agency Agreement with the successor, or terminate this Agreement.

      40. South Pointe may not assign this Agreement without the Company's express written consent.

      41. If the Company finds it necessary to perform any duty that this Agreement otherwise imposes on South Pointe, or by course of conduct to continue to service the outstanding contracts of insurance, South Pointe shall be liable for all of the Company's reasonable resulting costs, including attorney fees.

      42. Any of South Pointe's individual stockholders who are also its officers jointly and severally guarantee all of General Agent's payment and performance obligations under this Agreement.

      43. There are no promises, agreements, or understandings between the parties other than those contained in this Agreement. This Agreement supercedes all prior agreements between the parties. This Agreement can only be amended in writing signed by an officer of each party.

      44. Notices under this Agreement shall be given by delivering or mailing a copy to the party entitled to notice. Notice by mail shall be deemed sufficiently given when mailed by certified mail, postage prepaid, addressed to a party at its last known address.

      45. South Pointe shall comply with all applicable laws or regulations of the state(s) in which it may operate with respect to the procurement and placement of insurance and shall provide the appointing authority in each state with all required filings, affidavits, and reports.

      46. General Agent will collect and to pay all premium taxes or other required taxes or fees relating to any Policy that may become due any taxing authority within the boundaries of any state or commonwealth.

      47. If any dispute or disagreement shall arise in connection with any interpretation of this Agreement, its performance or nonperformance, or the figures or calculations used, the parties shall make every effort to meet informally and settle such dispute in good faith. However, if this fails to resolve the dispute, then the differences shall be submitted for arbitration to three disinterested executive officers of property and casualty insurance companies incorporated in the United States, one to be chosen by Company, one by South Pointe, and the third by the two so chosen. A decision of the majority of the three shall in each case be final. The arbitrators shall be required to decide matters submitted to them upon the customs and usages of the business in a spirit of equity rather than of technicalities or legal requirements. Each party shall pay the expense of its own arbitrator and 50% of the expense of the third arbitrator. Unless otherwise agreed by the parties, arbitration shall be conducted in Southfield, Michigan. No arbitration is required with respect to Premiums due the Company and the Company can proceed with civil action without arbitration.

      48. If a conflict exists as to which general agency is authorized to represent an existing or prospective Policyholder with respect to a Policy, the Policyholder's written statement designating their agent and the Company's general agency shall control.

      49. The Company reserves the right to directly cancel any Policy or binder at any time. The Company shall notify South Pointe in writing of any such cancellation.

      50. It is South Pointe's sole responsibility to notify the insured of Policy expiration and send notice of nonrenewal when the law requires such a notice.

      51. Upon request by the Company, South Pointe shall submit to South Pointe a financial statement of condition.

      52. Michigan law governs this Agreement. If, however, the insurance law governing the relationship between an insurer and its agent in the state identified in the preamble to this Agreement provides different time periods or otherwise contradicts some term in this Agreement (see the Statutory Addendum), that state law governs.

      53. Federal and state financial services privacy laws govern how the parties must protect the privacy of current and potential Policyholders' personal nonpublic information. The Company's "Privacy Policy" is attached to this Agreement. The Company, South Pointe and all of South Pointe's sub-agents will each handle this personal nonpublic information with the standard of care and confidentiality described in the Privacy Policy, and in compliance with applicable law. South Pointe and all of South Pointe's sub-agents will follow the Privacy Policy in all of its actions on the

Company's behalf. When South Pointe or one of South Pointe's sub-agents acts at the Company's request concerning a current or potential Policyholder, that party will deal only with third parties that comply with these privacy laws in the way in which they handle this personal nonpublic information. Neither South Pointe nor any of its sub-agents will share personal nonpublic information about the Company's Policyholders with any third person.

      54. Upon request by the Company, South Pointe shall sign a UCC financing statement reflecting the Company's security interest in the expirations.

                                       NORTH POINTE INSURANCE COMPANY

                                       By: /s/ B. Matthew Petcoff
                                           ------------------------------------
Dated: February 3, 2004                        B. Matthew Petcoff
                                               President

                                       SOUTH POINTE FINANCIAL SERVICES, INC.

                                       By:
                                           ------------------------------------
Dated: February 3, 2004                      John H. Berry
                                             Treasurer

                            COMMISSION ADDENDUM

      This Addendum is part of and amends the terms of the MANAGING GENERAL AGENCY AGREEMENT ("MGA Agreement") between NORTH POINTE INSURANCE COMPANY ("Company") and SOUTH POINTE FINANCIAL SERVICES, INC. ("South Pointe"). Capitalized terms have the same definitions as are found in the MGA Agreement.

      Unless otherwise determined by the Company on an individual risk basis, the Company will pay South Pointe the following Commission rates:

                                                                RATE
                                                                ----
All commercial lines                                             23%

      These commissions apply to business developed by South Pointe and its subagents. South Pointe will retain this commission net of the commission paid to its subagents. Business produced by the Company's own direct agents is not governed by this Agreement.

                                           NORTH POINTE INSURANCE COMPANY

                                           By: /s/ B. Matthew Petcoff
                                               ---------------------------------
Dated: February 3, 2004                             B. Matthew Petcoff
                                                    President

                                           SOUTH POINTE FINANCIAL SERVICES, INC.

                                           By:
                                               ---------------------------------
Dated: February 3, 2004                          John H. Berry
                                                 Treasurer

                      COMPANY BILLED POLICIES ADDENDUM

      This Addendum is part of and amends the terms of the MANAGING GENERAL AGENCY AGREEMENT ("MGA Agreement") between NORTH POINTE INSURANCE COMPANY ("Company") and SOUTH POINTE FINANCIAL SERVICES, INC. ("South Pointe"). Capitalized terms have the same definitions as are found in the MGA Agreement.

      1. The Company will bill Policyholders for premiums on their Policies on a direct-bill basis.

      2. South Pointe's name will be displayed on all Company billings, renewal policies and renewal certificates, in type no smaller than produced by Company's data processing equipment.

      3. The Company will send South Pointe copies of all bills, underwriting requests, recommendations, audits, cancellation notices and other written communications that it sends to the insured.

      4. The Company will prepare itemized Commission Statements in accordance with Company records, which will be sent to South Pointe on a monthly basis.

      5. The balance due shown in a Commission Statement will be paid to South Pointe not later than 30 days following the date the statement was prepared.

      6. Omission of any item(s) from a monthly statement will not relieve either party of the responsibility to account for and pay all amounts due the other, nor will it prejudice the right of either party to collect all such amounts due from the other.

      7. If the Company uses records relating to the Policies, including names of Policyholders and expiration dates, for purposes of soliciting the sale of other insurance products or services, South Pointe will be entitled to a reasonable commission or fee, where permitted by law, on any resulting sales.

      8. If this Agreement terminates, provided South Pointe is entitled to the Policies' expirations and records pursuant to the MGA Agreement, the Company will notify all Company billed Policyholders at least 30 days prior to renewal date of its intent not to renew their policies, and will furnish South Pointe a record of in-force billed Policies, including expiration dates and policy numbers.

                                     NORTH POINTE INSURANCE COMPANY

                                     By: /s/ B. Matthew Petcoff
                                         --------------------------------------
Dated:  February 3, 2004                     B. Matthew Petcoff
                                             President

                                     SOUTH POINTE FINANCIAL SERVICES, INC.

                                     By:
                                         --------------------------------------
Dated:  February 3, 2004                     John H. Berry
                                             Treasurer

                             STATUTORY ADDENDUM

      THIS ADDENDUM is part of the Managing General Agency Agreement made on February _____, 2004 ("MGA Agreement") between NORTH POINTE INSURANCE COMPANY ("Company") and SOUTH POINTE FINANCIAL SERVICES, INC. ("South Pointe"). Capitalized terms have the same definitions as are found in the Agency Agreement.

      As a licensed managing general agent in Florida, South Pointe is subject to the terms of Florida Statutes 626.744 through 626.7455 ("MGA Statute"). The MGA Statute provides in pertinent part that South Pointe cannot place business with an insurer unless there is in force a written contract between the parties which sets forth the responsibility for a particular function, specifies the division of responsibilities, and contains certain stated minimum provisions (as stated in Florida Statutes 626.7451). This Addendum contains those minimum provisions. To the extent that there is a conflict between the MGA Agreement and this Addendum, this Addendum governs.

      1. Either the Company or South Pointe may terminate the MGA Agreement for cause as provided in the MGA Agreement at Section 25 upon written notice to the terminated party. The Company may suspend the underwriting authority of South Pointe during the pendency of any dispute regarding the cause for termination. The Company or South Pointe must fulfill any obligations on Policies, regardless of any dispute.

      2. South Pointe will render accounts to the Company detailing all transactions and remit all funds due under the terms of the MGA Agreement to the Company on a monthly or more frequent basis.

      3. South Pointe will hold all funds that it collects for the Company's account in a fiduciary capacity in a bank that is a member of the Federal Reserve System. This account shall be used for all payment as directed by the Company. South Pointe may retain no more than 60 days of estimated claims payments and allocated loss adjustment expenses.

      4. Notwithstanding the fact that the Company and South Pointe have a common parent, South Pointe will maintain separate records of the business it writes. The Company will have access and the right to copy all accounts and records related to its business in a form usable by the Company, and the Florida Office of Insurance Regulation ("OIR") will have access to all of South Pointe's books, bank accounts, and other records in a form usable to the OIR. These records shall be retained according to Florida Statutes 626.561. Therefore, South Pointe will preserve its books, accounts, and records pertaining to a premium payment for at least 3 years after payment, either physically holding those materials, or preserving the records by computer or photographic reproduction. Among the records to be retained or accessible are those records as to enable the Policyholders and the OIR to obtain all necessary information, including daily reports, applications, change endorsements, or documents signed or initialed by the Policyholder concerning its Policies.

      5.    South Pointe may not assign the MGA Agreement in whole or part.

      6. While South Pointe and the Company are under common control, both being 100% owned by a common parent, and therefore the MGA Agreement need not specify underwriting guidelines, the parties intend that South Pointe be limited to the production of a maximum annual premium volume not to exceed $20 million. South Pointe may modify this maximum annual premium volume by giving the Company 90 days advance written notice.

      7.    South Pointe will not settle claims on behalf of the Company.

      8. As South Pointe will not settle claims on behalf of the Company, issues involving timely transmission of the electronic claims data are not relevant to this Agreement.

      9.    The Company will not share interim profits with South Pointe.

      10. South Pointe will not bind reinsurance or retrocessions on behalf of the Company or commit the Company to participate in insurance or reinsurance syndicates.

      11. South Pointe will not appoint any producer or brokering agent without assuring that it is lawfully licensed to transact the type of insurance for which it is appointed.

      12. Without prior approval of the Company, South Pointe will not pay or commit the Company to pay a claim in any amount.

      13. South Pointe will not collect any payment from a reinsurer or commit the Company to any claims settlement with a reinsurer without prior approval of the Company. If prior approval is given, a report must be promptly forwarded to the Company.

      14. South Pointe will not permit any of its subproducers to serve on its board of directors.

      15.   South Pointe will not appoint a sub-managing general agent.

      16. South Pointe, when placing business with the Company, is authorized to charge a per-policy fee of not more than $25. In no instance will the aggregate of per-policy fees for a placement of business authorized under this section, when combined with any other per-policy fee charged by the Company, result in per-policy fees which exceed the aggregate amount of $25. The per-policy fee shall be a component of the Company's rate filing and shall be fully earned.

                                    NORTH POINTE INSURANCE COMPANY

                                    By: /s/ B. Matthew Petcoff
                                        ----------------------------------------
Dated: February 3, 2004                       B. Matthew Petcoff
                                              President

                                    SOUTH POINTE FINANCIAL SERVICES, INC.

                                    By: /s/ John H. Berry
                                        ----------------------------------------
Dated: February 3, 2004                       John H. Berry
                                              Treasurer